NEWS RELEASE FOR IMMEDIATE RELEASE

Agrium expands European fertilizer distribution with purchase of CerealToscana and Agroport
May 2, 2011 — ALL AMOUNTS ARE STATED IN U.S.$
CALGARY, Alberta — Agrium Inc. (TSX and NYSE: AGU) announced today that it successfully concluded the purchase of a 100% equity position in CerealToscana S.A., a fertilizer distribution company in Italy and Agroport, its subsidiary in Romania. The purchase price is $27-million plus working capital. The combined companies have a stable financial record with gross sales of approximately $200-million and an average EBITDA of $8-million over the past three years, before anticipated synergies.
CerealToscana and Agroport have 90,000 tonnes of storage with key distribution assets in Livorno and Ravenna, Italy and along the Danube in Romania. They sell an estimated 400,000 tonnes of fertilizer per year including commodity and specialty products.
“This acquisition is complementary to Agrium Europe’s existing fertilizer distribution business in Europe, significantly expanding our presence in Italy and providing an opportunity for entry into the growing Romanian agricultural market. This also allows Agrium to further leverage the value of our marketing off-take agreement of urea from our Egyptian nitrogen facility which is expected to commence in mid-2012. CerealToscana and Agroport are well respected Agro-industry organizations and will provide Agrium with a wealth of knowledge in these countries,” stated Agrium President & CEO, Mike Wilson.
Including this purchase, Agrium Europe currently leases and owns 400,000 tonnes of dry and liquid storage in Europe with expected annual sales of 2.8 million tonnes of all three major nutrients.
About Agrium
Agrium Inc. is a major Retail supplier of agricultural products and services in North America, South America and Australia and a leading global Wholesale producer and marketer of all three major agricultural nutrients and the premier supplier of specialty fertilizers in North America through our Advanced Technologies business unit. Agrium’s strategy is to grow across the value chain through acquisition, incremental expansion of its existing operations and through the development, commercialization and marketing of new products and international opportunities. Our strategy places particular emphasis on growth opportunities that both increase and stabilize our earnings profile in the continuing transformation of Agrium.

Forward-Looking Statements
Certain statements and other information included in this press release constitute “forward-looking information” within the meaning of applicable Canadian securities legislation or constitute “forward-looking statements” within the meaning of applicable U.S. securities legislation (together, “forward-looking statements”). All statements in this press release, other than those relating to historical information or current conditions, are forward-looking statements, including, but not limited to, statements as to management’s expectations with respect to, among other things, business and financial prospects, future trends, plans, strategies and objectives, the completion of the transaction as contemplated and the ability to successfully integrate the new assets into our existing distribution business in an effective manner. Such forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond our control, as well as various assumptions and business sensitivities, including those risk factors referred to in the MD&A section of the Corporation’s most recent Annual Report to Shareholders as well as those risk factors described in the Corporation’s most recent Annual Information Form, which may cause actual results, performance or achievements of the Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Agrium disclaims any intention or obligation to update or revise any forward-looking statements in this press release as a result of new information or future events, except as may be required under applicable Canadian securities legislation or applicable U.S. federal securities law.
FOR FURTHER INFORMATION:
Investor/Media Relations:
Richard Downey, Senior Director, Investor Relations
(403) 225-7357
Todd Coakwell, Manager, Investor Relations
(403) 225-7437
Contact us at: www.agrium.com